Form N-SAR

Sub-Item 77Q1(e)

Copies of new or amended Registrant investment advisory contracts

2-34393, 811-1879

Form of Janus Investment Fund Investment Advisory Agreement – Janus Global Unconstrained Bond Subsidiary, Ltd. is incorporated herein by reference to Exhibit (d)(248) to Post-Effective Amendment No. 236 to Janus Investment Fund registration statement on Form N-1A, filed on October 28, 2016, accession number 0001193125-16-750007 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Angela Morton and Michelle Rosenberg.